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                                                                  Exhibit 99-B1B

                       DELAWARE GROUP TAX-FREE FUND, INC.

                             ARTICLES SUPPLEMENTARY

                                       TO

                            ARTICLES OF INCORPORATION

                  Delaware Group Tax-Free Fund, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies, in accordance with Section 2-208 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: The Corporation has authority to issue a total of Five Hundred Million (500,000,000) shares of common stock with a par value of One Cent ($.01) per share of the Corporation (the "Common Stock"), having an aggregate par value of Five Million Dollars ($5,000,000). Of such Five Hundred Million (500,000,000) shares of Common Stock, Two Hundred Twenty-Five Million (225,000,000) shares have been allocated to the Tax-Free USA Fund series of the Common Stock, One Hundred Seventy-Five Million (175,000,000) shares have been allocated to the Tax-Free Insured Fund series of the Common Stock and One Hundred Million (100,000,000) shares have been allocated to the Tax-Free USA Intermediate Fund series of the Common Stock. The Two Hundred Twenty-Five Million (225,000,000) shares of the Tax-Free USA Fund series of the Common Stock have been allocated between two classes as follows: (1) Fifty Million (50,000,000) shares have been allocated to the Tax-Free USA Fund B Class and (2) One Hundred Seventy-Five Million (175,000,000) shares have been allocated to the other class of such series (the "USA Fund A Class"). The One Hundred Seventy-Five Million (175,000,000) shares of the Tax-Free Insured Fund series of the Common Stock have been allocated between two classes as follows: (1) Fifty Million (50,000,000) shares have been allocated to the Tax-Free Insured Fund B Class and (2) One Hundred Twenty-Five Million (125,000,000) shares have been allocated to the other class of such series (the "Insured Fund A Class"). The One Hundred Million (100,000,000) shares of the Tax-Free USA Intermediate Fund series of the Common Stock have been allocated between two classes as follows:
(1) Fifty Million (50,000,000) shares have been allocated to the Tax-Free USA Intermediate Fund B Class and (2) Fifty Million (50,000,000) shares have been allocated to the other class of such series (the "Intermediate Fund A Class").

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                  SECOND:   The Board of Directors of the Corporation, at a
meeting held on July 20, 1995, adopted a resolution taking the following actions:

                  1. Classifying a third class of shares of the Tax-Free USA Fund series of the Common Stock as the Tax-Free USA Fund C Class (the "USA Fund C Class") and reclassifying and allocating Twenty-Five Million (25,000,000) shares of the authorized and unissued Common Stock, previously classified and allocated to the Tax-Free USA Fund B Class of the Tax-Free USA Fund series of the Common Stock, to the USA Fund C Class.

                  2. Classifying a third class of shares of the Tax-Free Insured Fund series of the Common Stock as the Tax-Free Insured Fund C Class (the "Insured Fund C Class") and reclassifying and allocating Twenty-Five Million (25,000,000) shares of authorized and unissued Common Stock, previously classified and allocated to the Tax-Free Insured Fund B Class of the Tax-Free Insured Fund series of the Common Stock, to the Insured Fund C Class.

                  3. Classifying a third class of shares of the Tax-Free USA Intermediate Fund series of the Common Stock as the Tax-Free USA Intermediate Fund C Class (the "Intermediate Fund C Class") and reclassifying and allocating Twenty-Five Million (25,000,000) shares of authorized and unissued Common Stock, previously classified and allocated to the Tax-Free USA Intermediate Fund B Class of the Tax-Free USA Intermediate Fund series of the Common Stock, to the Intermediate Fund C Class.

                  THIRD:    The shares of the USA Fund C Class shall represent
proportionate interests in the same portfolio of investments as the shares of the USA Fund A Class and Tax-Free USA Fund B Class of the Tax-Free USA Fund series of the Common Stock. The shares of the USA Fund C Class shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the shares of the USA Fund A Class and Tax-Free USA Fund B Class of the Tax-Free USA Fund series of the Common Stock, all as set forth in the Articles of Incorporation of the Corporation, except for the differences hereinafter set forth:

                  1. The dividends and distributions of investment income and capital gains with respect to shares of the USA Fund C Class shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary with respect to such class from the

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                  dividends and distributions of investment income and capital gains with respect to shares of the other classes of the Tax-Free USA Fund series of the Common Stock to reflect differing allocations of the expenses of the Corporation among the shares of such classes and any resultant difference among the net asset values per share of the shares of such classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income and capital gains and expenses and liabilities of the Corporation among the three classes of the Tax-Free USA Fund series of the Common Stock shall be determined by the Board of Directors in a manner that is consistent with the order, as applicable, dated September 6, 1994 (Investment Company Act of 1940 Release No. 20529) issued by the Securities and Exchange Commission, and any amendments to such order, any future order or any Multiple Class Plan adopted by the Corporation in accordance with Rule 18f-3 under the Investment Company Act of 1940, as amended, that modifies or supersedes such order.

                  2. Except as may otherwise be required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of shares of the USA Fund C Class shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of shares of the USA Fund C Class, including without limitation the provisions of any Distribution Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (a "Distribution Plan") applicable to shares of the USA Fund C Class, and (ii) no voting rights with respect to the provisions of any Distribution Plan applicable to any other class of Common Stock or with regard to any other matter submitted to a vote of stockholders which does not affect holders of the shares of the USA Fund C Class.

                  3. The shares of the USA Fund C Class shall not automatically convert into shares of the USA Fund A Class as do the shares of the Tax-Free USA Fund B Class of the Tax-Free USA Fund series of the Common Stock.

                  FOURTH:   The shares of the Insured Fund C Class shall
represent proportionate interests in the same portfolio of investments as the shares of the Insured Fund A Class and Tax-Free Insured Fund B Class of the Tax-Free Insured Fund series of the Common Stock. The shares of the Insured
Fund C Class shall have the same preferences, conversion or other rights, voting

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powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the shares of the Insured Fund A Class and Tax-Free Insured Fund B Class of the Tax-Free Insured Fund series of the Common Stock, all as set forth in the Articles of Incorporation of the Corporation, except for the differences hereinafter set forth:

                  1. The dividends and distributions of investment income and capital gains with respect to shares of the Insured Fund C Class shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary with respect to such class from the dividends and distributions of investment income and capital gains with respect to shares of the other classes of the Tax-Free Insured Fund series of the Common Stock to reflect differing allocations of the expenses of the Corporation among the shares of such classes and any resultant difference among the net asset values per share of the shares of such classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income and capital gains and expenses and liabilities of the Corporation among the three classes of the Tax-Free Insured Fund series of the Common Stock shall be determined by the Board of Directors in a manner that is consistent with the order, as applicable, dated September 6, 1994 (Investment Company Act of 1940 Release No. 20529) issued by the Securities and Exchange Commission, and any amendments to such order, any future order or any Multiple Class Plan adopted by the Corporation in accordance with Rule 18f-3 under the Investment Company Act of 1940, as amended, that modifies or supersedes such order.

                  2. Except as may otherwise be required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of shares of the Insured Fund C Class shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of shares of the Insured Fund C Class, including without limitation the provisions of any Distribution Plan applicable to shares of the Insured Fund C Class, and (ii) no voting rights with respect to the provisions of any Distribution Plan applicable to any other class of Common Stock or with regard to any other matter submitted to a vote of stockholders which does not affect holders of the shares of the Insured Fund C Class.

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                  3. The shares of the Insured Fund C Class shall not
                  automatically convert into shares of the Insured Fund A Class as do the shares of the Tax-Free Insured Fund B Class of the Tax-Free Insured Fund series of the Common Stock.

                  FIFTH:    The shares of the Intermediate Fund C Class shall
represent proportionate interests in the same portfolio of investments as the shares of the Intermediate Fund A Class and Tax-Free USA Intermediate Fund B Class of the Tax-Free USA Intermediate Fund series of the Common Stock. The shares of the Intermediate Fund C Class shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the shares of the Intermediate Fund A Class and Tax-Free USA Intermediate Fund B Class of the Tax-Free USA Intermediate Fund series of the Common Stock, all as set forth in the Articles of Incorporation of the Corporation, except for the differences hereinafter set forth:

                  1. The dividends and distributions of investment income and capital gains with respect to shares of the Intermediate Fund C Class shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary with respect to such class from the dividends and distributions of investment income and capital gains with respect to shares of the other classes of the Tax-Free USA Intermediate Fund series of the Common Stock to reflect differing allocations of the expenses of the Corporation among the shares of such classes and any resultant difference among the net asset values per share of the shares of such classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income and capital gains and expenses and liabilities of the Corporation among the three classes of the Tax-Free USA Intermediate Fund series of the Common Stock shall be determined by the Board of Directors in a manner that is consistent with the order, as applicable, dated September 6, 1994 (Investment Company Act of 1940 Release No. 20529) issued by the Securities and Exchange Commission, and any amendments to such order, any future order or any Multiple Class Plan adopted by the Corporation in accordance with Rule 18f-3 under the Investment Company Act of 1940, as amended, that modifies or supersedes such order.

                  2. Except as may otherwise be required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of shares of the Intermediate Fund C Class shall have

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                  (i) exclusive voting rights with respect to any matter
                  submitted to a vote of stockholders that affects only holders of shares of the Intermediate Fund C Class, including without limitation the provisions of any Distribution Plan applicable to shares of the Intermediate Fund C Class, and (ii) no voting rights with respect to the provisions of any Distribution Plan applicable to any other class of Common Stock or with regard to any other matter submitted to a vote of stockholders which does not affect holders of the shares of the Intermediate Fund C Class.

                  3. The shares of the Intermediate Fund C Class shall not automatically convert into shares of the Intermediate Fund A Class as do the shares of the Tax-Free Intermediate Fund B Class of the Tax-Free Intermediate Fund series of the Common Stock.

                  SIXTH:    The shares of the Tax-Free USA Fund B Class of the
Tax-Free USA Fund series of the Common Stock, the Tax-Free Insured Fund B Class of the Tax-Free Insured Fund Series of the Common Stock and the Tax-Free USA Intermediate Fund B Class of the Tax-Free USA Intermediate Fund Series of the Common Stock reclassified as shares of the USA Fund C Class, the Insured Fund C Class and the Intermediate Fund C Class, respectively, pursuant to these Articles Supplementary have been reclassified by the Board of Directors pursuant to authority contained in the Articles of Incorporation of the Corporation.

                  SEVENTH: These Articles Supplementary shall become effective on November 28, 1995.

                  IN WITNESS WHEREOF, Delaware Group Tax-Free Fund, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf this 14th day of November, 1995.

                                       DELAWARE GROUP TAX-FREE FUND, INC.

                                       By: /s/ George M. Chamberlain, Jr.
                                           ------------------------------------
                                               George M. Chamberlain, Jr.
                                               Senior Vice President

ATTEST:

 /s/ Richelle S. Maestro
---------------------------------
     Assistant Secretary




                  THE UNDERSIGNED, Senior Vice President of DELAWARE GROUP TAX-FREE FUND, INC., who executed on behalf of the said Corporation the foregoing Articles Supplementary, of which this instrument is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, said Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.

                                       /s/ George M. Chamberlain, Jr.
                                       ----------------------------------------
                                           George M. Chamberlain, Jr.
                                           Senior Vice President

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